Exhibit (h)(1)(ii)

First AMENDMENT

TO THE FUND ADMINISTRATION SERVICING AGREEMENT

THIS FIRST AMENDMENT effective as of February 14, 2025, to the Fund Administration Servicing Agreement (the “Agreement”) dated as of May 23, 2023, as amended, is entered into by and between Strategic Trust, a Delaware statutory trust (the “Trust”) and Strategic Services LLC, a Delaware limited liability company (“Strategic Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add the following series of the Trust to Amended Exhibit A:

Daily Delta Q100 Upside Option Strategy ETF

Daily Delta Q100 Downside Option Strategy ETF

Daily Delta SP500 Upside Option Strategy ETF

Daily Delta SP500 Downside Option Strategy ETF

Daily Delta R2000 Upside Option Strategy ETF

Daily Delta R2000 Downside Option Strategy ETF

WHEREAS, Section 11 of the Agreement allows for its amendment by written agreement executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

STRATEGIC TRUST		STRATEGIC SERVICES LLC

On behalf of each series listed on
Amended Exhibit A attached hereto

By:	/s/ Conrad Sick	By:	/s/ Kevin Kelly
Name:	Conrad Sick	Name:	Kevin Kelly
Title:	Secretary	Title:	President

Exhibit A to the Fund Administration Servicing Agreement

Separate Series of Strategic Trust

Name of Series

Running Oak Efficient Growth ETF

Daily Delta Q100 Upside Option Strategy ETF

Daily Delta Q100 Downside Option Strategy ETF

Daily Delta SP500 Upside Option Strategy ETF

Daily Delta SP500 Downside Option Strategy ETF

Daily Delta R2000 Upside Option Strategy ETF

Daily Delta R2000 Downside Option Strategy ETF